CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 30 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 27, 2004, relating to the financial statements and financial highlights appearing in the August 31, 2004 Annual Report to Shareholders of Vanguard PRIMECAP Fund, and to the incorporation by reference of our report dated October 7, 2004 relating to the financial statements and financial highlights appearing in the August 31, 2004 Annual Reports to Shareholders of Vanguard Target Retirement Income Fund, Vanguard Target Retirement 2005 Fund, Vanguard Target Retirement 2015 Fund, Vanguard Target Retirement 2025 Fund, Vanguard Target Retirement 2035 Fund and Vanguard Target Retirement 2045 Fund, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers - Independent Registered Public Accounting Firm" in the Statement of Additional Information.






Philadelphia, PA
November 23, 2004